HENDERSON GLOBAL FUNDS

                 WRITTEN INSTRUMENT ESTABLISHING AND DESIGNATING
                         A SERIES AND CLASS OF INTERESTS

     The undersigned, constituting all of the Trustees of the Henderson Global Funds (the "Trust"), a business trust organized pursuant to a Declaration of Trust dated May 11, 2001 (the "Declaration of Trust"), pursuant to Section 6.2 and Section 6.3 of Article VI of the Declaration of Trust, do hereby establish and designate a series of Interests of the Trust to be known as the "Henderson Global Property Securities Fund" (the "Series"), and further do hereby establish a class of the Series designated Class J Shares. The relative rights and preferences of each such Series and Class shall be as set forth in the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned have this 20th day of September, 2002 signed these presents.

                                                /s/ Charles H. Wurtzebach
                                                -------------------------
                                                Charles H. Wurtzebach,
                                                Chairman and Trustee


                                                /s/ Roland C. Baker
                                                -------------------------
                                                Roland C. Baker, Trustee


                                                /s/ Fatris F. Chesley
                                                -------------------------
                                                Faris F. Chesley, Trustee


                                                /s/ Sean Dranfield
                                                -------------------------
                                                Sean Dranfield, Trustee


                                                /s/ C. Gary Gerst
                                                -------------------------
                                                C. Gary Gerst, Trustee